Exhibit 99.1

Unless the context otherwise requires, references to the “Company,” “we,” “our,” “us” or “PBF” refer to PBF Holding Company LLC, or PBF Holding, and, in each case, unless the context otherwise requires, its consolidated subsidiaries.

Summary Historical and Pro Forma Consolidated Financial and Other Data

The following table sets forth the Company’s summary historical and pro forma consolidated financial data at the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2013 and 2014 and for each of the three years in the period ended December 31, 2014 have been derived from the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”). The information as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 was derived from the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “September Quarterly Report”), and includes all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and the results of operations for such periods. Results for the interim periods are not necessarily indicative of the results for the full year.

The summary unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the Company’s historical consolidated financial statements included in the Company’s 2014 Annual Report and the Company’s September Quarterly Report, that give effect to the acquisition of the Chalmette Refinery and related logistic assets (the “Chalmette Acquisition”), a borrowing incurred under the Company’s asset based revolving credit agreement (the “Revolving Loan”) to fund the Chalmette Acquisition, an equity contribution in October 2015 from the Company’s parent and the consummation of the Notes Offering. The unaudited pro forma consolidated financial statements do not include the impact of the acquisition of the Torrance refinery and related logistics assets (the “Torrance Acquisition”) announced on September 30, 2015. The unaudited pro forma consolidated financial information does not purport to represent what the Company’s results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project the Company’s results of operations or financial condition for any future period or as of any future date.

The estimates and assumptions used in preparation of the pro forma financial information may be materially different from the Company’s actual experience following the Notes Offering.

	Year Ended December 31,				Nine Months Ended September 30,
				Pro Forma Consolidated 2014			Pro Forma Condensed Consolidated 2015
	2012	2013	2014		2014	2015
	(in thousands)
Revenues	$20,138,687	$19,151,455	$19,828,155	$26,685,661	$15,308,155	$9,763,440	$13,151,698

Cost and expenses:
Cost of sales, excluding depreciation	18,269,078	17,803,314	18,514,054	24,847,804	13,776,574	8,414,423	11,179,521
Operating expenses, excluding depreciation	738,824	812,652	880,701	1,258,841	679,538	625,542	889,242
General and administrative expenses	120,443	95,794	140,150	183,853	103,505	116,115	146,669
Gain on sale of assets	(2,329)	(183)	(895)	(895)	(162)	(1,133)	(1,133)
Depreciation and amortization expense	92,238	111,479	178,996	200,793	135,417	139,757	156,105

	19,218,254	18,823,056	19,713,006	26,490,396	14,694,872	9,294,704	12,370,404

Income from operations	920,433	328,399	115,149	195,265	613,283	468,736	781,294

Other income (expense)
Change in fair value of contingent considerations	(2,768)	—	—	—	—	—	—
Change in fair value of catalyst lease	(3,724)	4,691	3,969	3,969	1,204	8,982	8,982
Interest expense, net	(108,629)	(94,214)	(98,001)	(188,092)	(75,704)	(65,915)	(134,149)

Net income	805,312	238,876	21,117	11,142	538,783	411,803	656,127
Less: net income attributable to noncontrolling interests	—	—	—	362	—	—	646

Net income attributable to PBF Holding	$805,312	$238,876	$21,117	$10,780	$538,783	$411,803	$655,481

Balance sheet data (at end of period)
Total assets	$4,116,251	$4,219,045	$4,043,890	$5,103,405	$4,988,985	$4,041,116	$5,100,631
Total long-term debt	729,980	747,576	750,349	1,420,349	751,503	772,422	1,442,422
Total equity	1,751,654	1,772,153	1,630,516	1,908,478	2,293,551	1,763,459	2,113,421

Selected financial data:
EBITDA (excluding special items) (1)	$1,006,179	$444,569	$988,224	$1,090,137	$749,904	$698,622	$1,027,528
Adjusted EBITDA(1)	1,044,073	399,317	990,350	1,092,263	753,425	695,969	1,024,875
Capital expenditures	222,688	415,702	625,403	670,351	325,323	334,931	356,373

(1)	The special items for the periods presented relate to a lower of cost or market inventory adjustment (LCM). LCM is a GAAP guideline related to inventory valuation that requires inventory to be stated at the lower of cost or market. The Company’s inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out (LIFO) inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of the Company’s inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. Although we believe that non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for more useful period-over-period comparisons, such non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA, as presented herein, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as supplements to the Company’s GAAP results in order to provide a more complete understanding of the factors and trends affecting the Company’s business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered a substitute for net income as determined in accordance with GAAP.

Also, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are they:

•	do not reflect depreciation expense or the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and

•	exclude income taxes that may represent a reduction in available cash.

In addition, Adjusted EBITDA:

•	does not reflect realized and unrealized gains and losses from hedging activities, which may have a substantial impact on the Company’s cash flow; and

•	does not reflect certain other non-cash income and expenses.

The following tables reconcile net income (or, on a pro forma basis, net income) to EBITDA and Adjusted EBITDA excluding special items:

	Year Ended December 31,				Nine Months Ended September 30,
				Pro Forma			Pro Forma
	2012	2013	2014	2014	2014	2015	2015
	(in thousands)
Net income	$805,312	$238,876	$21,117	$11,142	$538,783	$411,803	$656,127
Depreciation and amortization	92,238	111,479	178,996	200,793	135,417	139,757	156,105
Interest expense, net	108,629	94,214	98,001	188,092	75,704	65,915	134,149

EBITDA	1,006,179	444,569	298,114	400,027	749,904	617,475	946,381

Special Items:
Add: Non-cash LCM inventory adjustment (1)	—	—	690,110	690,110	—	81,147	81,147

EBITDA (excluding special items)	$1,006,179	$444,569	$988,224	$1,090,137	$749,904	$698,622	$1,027,528

Reconciliation of EBITDA (excluding special items) to Adjusted EBITDA
EBITDA	$1,006,179	$444,569	$298,114	$400,027	$749,904	$617,475	$946,381

Add: Stock based compensation	2,954	3,753	6,095	6,095	4,725	6,329	6,329
Add: LCM adjustment	—	—	690,110	690,110	—	81,147	81,147
Add: Non-cash change in fair value of catalyst lease obligation	3,724	(4,691)	(3,969)	(3,969)	(1,204)	(8,982)	(8,982)
Add: Non-cash change in fair value of contingent consideration	2,768	—	—	—	—	—	—
Add: Non-cash change in fair value of inventory repurchase obligations	9,271	(12,985)	—	—	—	—	—
Add: Non-cash deferral of gross profit on finished product sales	19,177	(31,329)	—	—	—	—	—

Adjusted EBITDA	$1,044,073	$399,317	$990,350	$1,092,263	$753,425	$695,969	$1,024,875

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are presented to show how the Company might have looked if the Chalmette Acquisition, the contribution received from the Company’s parent in connection with PBF Energy’s issuance of 11,500,000 shares of Class A Common Stock in October 2015 (the “October 2015 Equity Offering”), certain other transactions described below and the consummation of the Notes Offering had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to the Company’s historical consolidated financial statements and the historical financial statements of Chalmette Refining L.L.C. (“Chalmette Refining”). The pro forma effect of the Chalmette Acquisition is based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma consolidated financial statements do not include the impact of the Torrance Acquisition announced on September 30, 2015.

We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to the Company’s historical consolidated financial statements that give effect to the Chalmette Acquisition, the contribution received from our parent in connection with PBF Energy’s October 2015 Equity Offering and this offering. The unaudited pro forma consolidated financial statements do not include the impact of the Torrance Acquisition announced on September 30, 2015. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Company and Chalmette Refining as of September 30, 2015, and has been prepared to reflect the acquisition as if it occurred on September 30, 2015 and gives effect to the borrowing incurred under our Revolving Loan to fund the Chalmette Acquisition, the contribution from the Company’s parent received from PBF LLC in connection with PBF Energy’s October 2015 Equity Offering and the effect of the Notes Offering. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 and the nine-months ended September 30, 2015 combines the historical results of operations of the Company and Chalmette Refining, as if the acquisition occurred on January 1, 2014 and gives effect to the borrowing incurred under our Revolving Loan to fund the Chalmette Acquisition and the Notes Offering.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and nine months ended September 30, 2015 do not reflect future events that may occur after the completion of the acquisition on November 1, 2015, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Chalmette Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what the Company’s results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project the Company’s results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Chalmette Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma financial information, we adjusted Chalmette Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Chalmette Acquisition on November 1, 2015. As of the date of this offering memorandum, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Chalmette’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform our accounting policies to Chalmette’s accounting policies. The determination of the fair value of Chalmette’s assets and liabilities is ongoing and is expected to be finalized for our December 31, 2015 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma consolidated financial statements.

There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma consolidated financial statements.

The pro forma adjustments as of and for the nine months ended September 30, 2015 principally give effect to:

•	the consummation of the Notes Offering; and

•	the closing of the Chalmette Acquisition and its associated impact on our balance sheet and statement of operations including the borrowing incurred under our Revolving Loan to fund the acquisition; and

•	the contribution received from PBF LLC, PBF Holding’s parent, which was made with proceeds received in connection with the October 2015 Equity Offering.

The pro forma adjustments for the year ended December 31, 2014 principally give effect to:

•	the consummation of the Notes Offering; and

•	the closing of the Chalmette Acquisition and its associated impact on our statement of operations including the borrowing incurred under our Revolving Loan to fund the acquisition; and

The estimates and assumptions used in preparation of the pro forma financial information may be materially different from the Company’s actual experience in connection with the Notes Offering.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2015

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Other Pro Forma Adjustments		Pro Forma Acquisition Adjustments		Pro Forma Adjustments related to the Notes Offering		Pro Forma Consolidated
	PBF Holding	Chalmette
ASSETS
Current assets:
Cash and cash equivalents	$369,421	$177,291	$—		$177,291	$345,000	(3)	$(547,874	)(4)	$490,000	(6)	$833,838
Accounts receivable	395,624	92,327	—		92,327	—		(89,741	)(4)	—		398,210
Accounts receivable-affiliate	3,299	—	—		—	—		—		—		3,299
Inventories	1,101,182	252,841	—		252,841	—		6,496	(4)	—		1,360,519
Prepaid expense and other current assets	55,152	127,971	—		127,971	—		(131,758	)(4)	—		51,365

Total current assets	1,924,678	650,430	—		650,430	345,000		(762,877)		490,000		2,647,231
Property, plant and equipment, net	1,814,507	325,876	—		325,876	—		1,086	(4)	—		2,141,469
Deferred charges and other assets, net	301,931	4,517	30,156	(2)	34,673	—		(34,673	)(4)	10,000	(6)	311,931

Total assets	$4,041,116	$980,823	$30,156		$1,010,979	$345,000		$(796,464)		$500,000		$5,100,631

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,434	$249,536	$—		$249,536	$—		$(222,396	)(4)	$—		$239,574
Accounts payable-affiliate	24,272	$945,153	—		945,153			(945,153	)(4)	—		24,272
Accrued expenses	1,049,237	—	—		—	—		12,413	(4)	—		1,061,650
Deferred revenue	4,174	—	—		—	—		—		—		4,174

Total current liabilities	1,290,117	1,194,689	—		1,194,689	—		(1,155,136)		—		1,329,670
Delaware Economic Development Authority loan	8,000	—	—		—	—		—		—		8,000
Long-term debt	764,422	—	—		—	—		170,000	(4)	500,000	(6)	1,434,422
Intercompany notes payable	152,037	—	—		—	—		—		—		152,037
Other long-term liabilities	63,081	1,565	—		1,565	—		(1,565	)(4)	—		63,081

Total liabilities	2,277,657	1,196,254	—		1,196,254	—		(986,701)		500,000		2,987,210
Commitments and contingencies
Equity:
Member’s equity/Members’ Capital	1,131,992	(220,393)	30,156	(2)	(190,237)	345,000	(3)	190,237	(5)	—		1,476,992
Retained earnings/(accumulated deficit)	657,028	—	—		—	—		—		—		657,028
Accumulated other comprehensive income/(loss)	(25,561)	—	—		—	—		—		—		(25,561)

Total equity	1,763,459	(220,393)	30,156		(190,237)	345,000		190,237		—		2,108,459
Noncontrolling interests	—	4,962	—		4,962	—		—		—		4,962

Total Equity	1,763,459	(215,431)	30,156		(185,275)	345,000		190,237		—		2,113,421

Total Liabilities and Equity	$4,041,116	$980,823	$30,156		$1,010,979	$345,000		$(796,464)		$500,000		$5,100,631

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.	We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Holding and Chalmette Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Holding included a review of the summary of significant accounting policies disclosed in Chalmette Refining’s audited financial statements and discussions with Chalmette Refining’s management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Chalmette Refining’s management and are in the process of evaluating the impact of Chalmette Refining’s accounting policies on its historical results following the close of the acquisition on November 1, 2015, our best estimate of the differences we have identified to date are included in Note 2 and Note 7 below.

2.	Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

3.	Represents proceeds contributed by PBF LLC, PBF Holding’s parent, to PBF Holding, which were contributed to PBF LLC by PBF Energy in connection with PBF Energy’s October 2015 Equity Offering.

4.	Represents cash consideration transferred of $555.1 million for the Chalmette Acquisition at closing, which was funded through cash on hand and a borrowing incurred under our Revolving Loan in addition to the $10.0 million of cash that had been previously deposited, and the estimated preliminary fair value of the net assets acquired as follows:

(in Thousands)
Cash	$14,500
Accounts receivable	2,586
Inventories	259,337
Prepaid expenses and other current assets	6,213
Property, plant and equipment	322,000
Accounts payable and accrued expenses	(39,553)

Estimated fair value of net assets acquired	$565,083

These pro forma acquisition adjustments reflect the reversal of Chalmette Refining’s historical assets and liabilities as of September 30, 2015 and the recording of the estimated preliminary purchase price allocation of the fair value of the net assets acquired from Chalmette Refining as shown above. This preliminary purchase price allocation estimate is based on PBF Holding’s initial estimates at closing and final allocations are subject to the terms of the sale and purchase agreement. The fair values of the accounts receivable, prepaid expenses and other current assets and accounts payable and accrued expenses are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of inventory is based on the estimated quantities acquired at closing using estimated market prices. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Chalmette Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF Holding anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF Holding deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma consolidated financial statements.

The pro forma adjustment for Property, plant and equipment includes the reversal of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation. Property, plant and equipment is shown net of $5.0 million of non-controlling interest acquired. In addition, the balance related to capitalized refinery turnaround costs in Deferred charges and other assets, net was also reversed as an acquisition adjustment in conjunction with the preliminary purchase price allocation.

The pro forma net cash adjustment includes the impacts of the following (in thousands):

Cash paid for Chalmette Acquisition	$(555,083)
Reversal of Chalmette Refining historical cash balance	(177,291)
Proceeds from Revolving Loan borrowings in connection with the Chalmette Acquisition	170,000
Acquired working capital cash in Chalmette Acquisition	14,500

Total pro forma cash adjustment	$(547,874)

5.	Reflects the elimination of Chalmette Refining’s Members’ Capital Deficit in connection with PBF Holding’s initial purchase price accounting adjustments.

6.	Represents assumed proceeds received in connection with the $500 million secured notes issued in connection with this offering. These notes are assumed to mature in 2023 and are net of estimated financing costs of $10.0 million which will be capitalized and subsequently amortized.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2015

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Pro Forma Adjustments related to the Notes Offering		Pro Forma Condensed Consolidated
	PBF Holding	Chalmette
Revenues	$9,763,440	$3,388,258	$—		$3,388,258	$—		$—		$13,151,698

Cost and expenses:
Cost of sales, excluding depreciation	8,414,423	2,961,695	(196,597	)(7)	2,765,098	—		—		11,179,521
Operating expenses, excluding depreciation	625,542	—	263,700	(7)	263,700	—		—		889,242
General and administrative expenses	116,115	134,438	(103,884	)(7)	30,554	—		—		146,669
Gain on sale of assets	(1,133)	—	—		—	—		—		(1,133)
Depreciation and amortization expense	139,757	38,934	8,224	(7)	47,158	(30,810	)(8)	—		156,105
Impairment	—	405,408	—		405,408	(405,408	)(8)	—		—

	9,294,704	3,540,475	(28,557)		3,511,918	(436,218)		—		12,370,404

Income (loss) from operations	468,736	(152,217)	28,557		(123,660)	436,218		—		781,294

Other income (expense)
Change in fair value of catalyst lease	8,982	—	—		—	—		—		8,982
Interest expense, net	(65,915)	109	(36,782	)(7)	(36,673)	(4,373	)(9)	(27,188	)(10)	(134,149)

Net income (loss)	411,803	(152,107)	(8,225)		(160,333)	431,845		(27,188)		656,127
Less: net income attributable to noncontrolling interests	—	646	—		646	—		—		646

Net income (loss) attributable to PBF Holding Company LLC	$411,803	$(152,754)	$(8,225)		$(160,979)	$431,845		$(27,188)		$655,481

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2014

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Pro Forma Adjustments related to the Notes Offering		Pro Forma Consolidated
	PBF Holding	Chalmette
Revenues	$19,828,155	$6,857,506	$—		$6,857,506	$—		$—		$26,685,661

Cost and expenses:
Cost of sales, excluding depreciation	18,514,054	6,673,711	(339,961	)(7)	6,333,750	—		—		24,847,804
Operating expenses, excluding depreciation	880,701	—	378,140	(7)	378,140	—		—		1,258,841
General and administrative expenses	140,150	174,054	(130,351	)(7)	43,703	—		—		183,853
Gain on sale of assets	(895)	—	—		—	—		—		(895)
Depreciation and amortization expense	178,996	49,336	5,483	(7)	54,819	(33,022	)(8)	—		200,793

	19,713,006	6,897,101	(86,689)		6,810,412	(33,022)		—		26,490,396

Income (loss) from operations	115,149	(39,595)	86,689		47,094	33,022		—		195,265

Other income (expense)
Change in fair value of catalyst lease	3,969	—	—		—	—		—		3,969
Interest expense, net	(98,001)	299	(48,309)		(48,010)	(5,831	)(9)	(36,250	)(10)	(188,092)

Net income (loss)	21,117	(39,296)	38,380		(916)	27,191		(36,250)		11,142

Less: net income attributable to noncontrolling interests	—	362	—		362	—		—		362

Net income (loss) attributable to PBF Holding Company LLC	$21,117	$(39,658)	$38,380		$(1,278)	$27,191		$(36,250)		$10,780

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

7.	Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with the Company’s policy.

This adjustment also reflects certain reclassification adjustments to conform to the Company’s income statement presentation. For the 2014 year ended consolidated statement of operations, this adjustment includes a reclassification of $340.0 million from cost of sales to operating expenses, excluding depreciation and $130.4 million from general and administrative expenses including $82.1 million to operating expenses, excluding depreciation and $48.3 million to interest expense, net. For the nine months ended September 30, 2015 condensed consolidated statement of operations, this adjustment includes a reclassification of $196.6 million from cost of sales to operating expenses, excluding depreciation and $103.9 million from general and administrative expenses including $67.1 million to operating expenses, excluding depreciation and $36.8 million to interest expense, net.

8.	Represents the estimated depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Chalmette Acquisition. Also reflects the reversal of the impairment charge recorded by Chalmette Refining which would not be applicable since property, plant & equipment would be recorded at fair value in connection with the Company’s preliminary purchase price allocation.

9.	Represents assumed interest expense incurred in connection with the $170.0 million borrowing under the Company’s Revolving Loan, which was used in part to fund the Chalmette Acquisition.

10.	Represents assumed interest expense associated with the $500.0 million of secured notes in connection with the Notes Offering. In addition, includes the assumed amortization of estimated deferred financing costs incurred in connection with the issuance of the secured notes issued in connection with the Notes Offering.

DESCRIPTION OF CERTAIN MATERIAL INDEBTEDNESS

Revolving Loan

In August 2014, we amended and restated our Revolving Loan with UBS AG, Stamford Branch, as administrative agent and co-collateral agent and certain other lenders to, among other things, increase the maximum availability to $2.5 billion and extend its maturity to August 2019. The Revolving Loan includes an accordion feature which allows for an increase in aggregate commitments of up to $2.75 billion, and in November 2015 we increased the maximum availability to $2.6 billion in accordance with this feature. On an ongoing basis, the Revolving Loan is available to PBF Holding Company LLC and its subsidiaries for working capital and other general corporate purposes. At November 13, 2015, we had $1,049.4 million of unused borrowing availability, which includes PBF Holding cash and cash equivalents of $639.5 million, under the Revolving Loan.